UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

AUGUSTA GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 555 - 999 Canada Place, Vancouver, BC Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2023, Augusta Gold Corp. (the “Company”) closed its previously announced “bought deal” underwritten offering (the “Offering”) of 6,725,147 units (“Units”) of the Company at a price of Cdn.$1.71 per Unit, including the units issued pursuant to the full exercise of the over-allotment option by the underwriters in the Offering (the “Underwriters”), for aggregate gross proceeds of approximately Cdn.$11.5 million before deducting Offering expenses.

In connection with the closing of the Offering, the Company entered into a Warrant Indenture dated January 20, 2023 (the “Warrant Indenture”) with Endeavor Trust Corporation, as the warrant agent, pursuant to which the Company issued Warrants to purchase up to a maximum of 3,362,573 Warrant Shares. Each Warrant is exercisable at any time after January 20, 2023, and prior to January 20, 2026.

The Warrant Indenture provides for the creation of the Warrants underlying the Units.

The Warrant Indenture sets forth the exercise terms of the Warrants, the mechanics for the exercise of the Warrants, and the mechanics for issuance of the Warrant Shares. The Warrant Indenture further sets forth the rights of each Warrant holder in respect to the Warrants.

The Warrant Indenture contains customary representations, warranties, and indemnification provisions.

As compensation in connection to the Offering, the Company paid the Underwriters cash compensation equal to 5.0% of the aggregate gross proceeds of the Offering and issued to the Underwriters 336,257 common stock purchase warrants (the “Compensation Warrants”). Each Compensation Warrant is exercisable for one share of common stock (each, a “Compensation Warrant Share”) for a period of 12 months following the closing of the Offering at a price of Cdn.$1.71 per Compensation Warrant Share.

Copies of the Warrant Indenture, and Compensation Warrant are filed hereto as Exhibits 4.1, and 4.2, respectively. The foregoing descriptions of the terms of the Warrant Indenture and Compensation Warrants do not purport to be complete and are subject to and qualified in their entirety by reference to such exhibits. Copies of the opinion of Dorsey & Whitney LLP and Cassels Brock & Blackwell LLP relating to the legality of the issuance and sale of the Units and Compensation Warrants in the Offering are attached hereto as Exhibit 5.1 and 5.2, respectively. The Warrant Indenture and form of Compensation Warrant have been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Warrant Indenture and Compensation Warrants, where applicable, were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 7.01	Regulation FD Disclosure.

On January 20, 2023, the Company issued a press release announcing closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Warrant Indenture
4.2	Form of Compensation Warrant Certificate
5.1	Opinion of Dorsey & Whitney LLP
5.2	Opinion of Cassels Brock & Blackwell LLP
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
23.2	Consent of Cassels Brock & Blackwell LLP (contained in Exhibit 5.2)
99.1	Press Release, Dated January 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2023	AUGUSTA GOLD CORP.

	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal